UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, Apogee Enterprises, Inc. (“Apogee”) entered into a Resignation Agreement (the “Agreement”), effective as of July 20, 2005, with William F. Marchido, Apogee’s Chief Financial Officer (the “Executive”), pursuant to which the Executive will resign from any and all offices of Apogee, and any other position, office, or directorship of any other entity for which the Executive was serving at the request of Apogee, effective as of August 1, 2005.

Pursuant to the Agreement, Apogee will pay severance to the Executive in an amount equal to $284,900 as follows: (1) for the period of time commencing on August 12, 2005, and terminating on March 10, 2006, Apogee will pay to the Executive biweekly installments of $10,958 on Apogee’s regularly scheduled pay days; and (2) on or before March 10, 2006, Apogee will pay the Executive the remaining balance in one lump sum payment. In addition, Apogee will pay the Executive in one lump sum $15,528.31 for COBRA payments and $9,744, which is an amount equal to 26 biweekly automobile allowance payments. Apogee further agreed to provide the Executive with outplacement assistance up to a maximum amount $10,000.

Pursuant to the Agreement, the Executive agreed to keep certain information regarding Apogee confidential and to not solicit for one year, directly or indirectly, any employee of Apogee or its subsidiaries to leave his or her employment. The Executive further agreed to release Apogee from any and all claims and causes of action of any kind which the Executive now has or may have had against Apogee. Apogee agreed to release the Executive from any and all claims and causes of action of any kind which Apogee now has or may have had against the Executive.

The Agreement provides that if the Executive materially breaches any of the provisions of the Agreement and such breach is not cured within 15 days, Apogee may, at its sole option, immediately terminate all remaining payments and benefits described in the Agreement and obtain payment from the Executive for any expenses and damages incurred as a result of the breach.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Resignation Agreement by and between Apogee Enterprises, Inc. and William F. Marchido effective as of July 20, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Russell Huffer
Russell Huffer Chairman, President and Chief Executive Officer

Date: July 22, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Resignation Agreement by and between Apogee Enterprises, Inc. and William F. Marchido effective as of July 20, 2005.

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